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                                                                     EXHIBIT 3.4




                                    AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               NETRIX CORPORATION

                                   PURSUANT TO

                 Section 242 OF THE DELAWARE GENERAL CORPORATION LAW

                                   ----------

                  The undersigned, Jay R. Schifferli, being the Vice President and Secretary of Netrix Corporation (the "Corporation"), hereby certifies that:

                  1.    The name of the Corporation is Netrix Corporation.

                  2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 9, 1987.

                  3.    Article   First   of  the  Corporation's  Certificate of
Incorporation shall be deleted and the following substituted therefor:

                        "FIRST: The name of the Corporation is Nx Networks, Inc. (the "Corporation")."

                  4. This Certificate shall become effective at 12:01 a. m. on September 19, 2000.

                  5. This Amendment to the Certificate of Incorporation of the Corporation was duly authorized in accordance with Section 242 of the Delaware General Corporation Code by the unanimous written consent of the Board of Directors of the Corporation and the consent of a majority of the outstanding shares of the Corporation entitled to vote on the proposal to adopt this Amendment at a duly noticed and conducted annual meeting of stockholders held on June 23, 2000.

                  IN WITNESS WHEREOF, the undersigned has subscribed this document on the 13th day of September, 2000, and does hereby affirm, under the penalty of perjury, that the statements contained herein are true and correct.




                                                     /S/ Jay R. Schifferli
                                                     ------------------------
                                                         Jay R. Schifferli
                                                   Vice President and Secretary